August 1, 2011

SECURITIES  EXCHANGE
COMMISSION
450 Fifth Street, NWWashington,
DC 20549

Attn. Document Control


RE	American
Depositar
y Shares
evidenced
by The
American
Depositar
y Receipt
of
Y  ahoo Japan
Corporation
          F6
file
number
33316218
9


Ladies and Gentlemen

Pursuant to Rule 424b3 under the
Securities Act of 1933, as
amended, on behalf of The Bank
of New York Mellon, as
Depositary for securities against
which American Depositary
Receipts are to be issued, we
attach a copy of the new
prospectus Prospectus reflecting
the change in ratio from 3 ADSs
1 Ordinary Share to 30 ADSs  1
Ordinary Share.

As required by Rule 424e, the
upper right hand corner of the
Prospectus cover page has a
reference to Rule 424b3 and to
the file number of the registration
statement to which the
Prospectus relates.

Pursuant to Section III B of the
General Instructions to the Form
F6 Registration Statement, the
Prospectus consists of the ADR
certificate for Yahoo Japan
Corporation.

The Prospectus has been revised
to reflect the new ratio
One 1 American Depositary
Share represents OneThirtieth of
One 130 Share


Please contact me with any
questions or comments at 212
8152221.


Sandra Bruno
Senior Associate
The Bank of New York Mellon
ADR Division

Encl.

 CC Paul Dudek, Esq. Office of
International Corporate Finance






Depositary Receipts
101 Barclay Street, 22nd Floor West, New
York 10286